Exhibit 10.32

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 1, 2023, by and between:

(1) Dharmesh Pandya (the “Seller”), having his address at 5011 Gate Paekway Suite 100, Jacksonville, FL 32256;

and

(2) Lytus Technologies Holdings PTV. Ltd. (hereinafter referred to as “Buyer”, which expression shall, unless repugnant to the context or meaning thereof, mean and include its subsidiaries, group companies, parent company, successors and/or permitted assigns), having its office at Business Center 1, M Floor, The Meydan Hotel, Nad Al Sheba, Dubai, United Arab Emirates.

and

(3) Lytus Technologies, Inc., having its registered office at 3411 Silverside Road, Tatnall Building # 104, Wilmington, County of New Castle 19810, Delaware (“Company”).

The Seller and the Purchaser are herein referred to each as a “Party” and collectively as the “Parties”. RECITALS

(A) WHEREAS, as of the date of this Agreement, the Seller owns 1,000 ordinary shares of Lytus Technologies Inc., a company duly incorporated and existing under the laws of the State of Delaware whose registered office is at 3411 Silverside Road, Tatnall Building # 104, Wilmington, County of New Castle 19810, Delaware (the “Company”), with par value being US $1 per share (the “Ordinary Shares”); and

(B) WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, an aggregate of 1,000 Ordinary Shares of the Company (the “Purchased Shares”) at par upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions. For purposes of this Agreement:

“Business Day” means any day that is not a Saturday, a Sunday, legal holiday or other day on which banks are required or authorized by Law to be closed in the United States of America.

“Contract” means, as to any Person, a contract, agreement, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Encumbrance” means any security interests, mortgages, liens, pledges, charges, reservations, restrictions, rights of way, options, rights of first refusal, community property interests, equitable interests, conditional sale or other title retention agreements, any agreement to provide any of the foregoing and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money, whether imposed by contract, Law, equity or otherwise.

“Governmental Authority” means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self- regulatory organization.

“Governmental Order” means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group” means, collectively, the Company and its subsidiaries and controlled entities. “Group Company” means a member of the Group.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Liability” means any direct or indirect liability, indebtedness, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute or contingent.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“SEC” means the Securities and Exchange Commission of the United States of America or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Securities Laws” means the Securities Act, the Exchange Act, the listing rules of, or any listing agreement with, NASDAQ and any other applicable Law regulating securities or takeover matters.

“Share Purchase Agreements” means, collectively, this Agreement and those certain other share purchase agreements, dated as of the date hereof, in respect of the purchase and transfer of certain Ordinary Shares of the Company.

“Transaction Documents” means, collectively, this Agreement, the other Share Purchase Agreements entered into by the Investor and the shareholders agreement to be entered into by the Purchaser, the Company and other parties thereto upon the Closing, and any other agreements, documents or certificates delivered pursuant hereto or thereto.

1.3 Interpretation and Rules of Construction. References to the singular include references to the plural and vice versa. The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” The words “to the extent” when used in this Agreement shall be deemed to be followed by the phrase “and only to the extent.” Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement and Exhibits and Schedules to this Agreement shall be deemed to form part of this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to US$ shall be to United States dollars and to cash shall be to cash in U.S. dollars.

ARTICLE II

PURCHASE AND SALE

2.1 Purchase and Sale of Purchase Shares; Purchase Price.

Subject to the terms and conditions of this Agreement, at the Closing (January 1, 2023), the Seller agrees to sell and deliver to the Purchaser, and the Purchaser agrees to purchase from the Seller such number of Purchased Shares, free and clear of any and all Encumbrances, and for such purchase price as set forth opposite the Purchaser’s name on Exhibit A. The total purchase price payable by the Purchaser for the Purchased Shares is herein referred to as the “Purchase Price”.

2.2 Closing.

Subject to the terms and conditions of this Agreement, the closing of the purchase, sale and delivery of the Purchased Shares pursuant to this Agreement (the “Closing”) shall take place as soon as possible with effect from January 1, 2023 following the satisfaction or waiver of the conditions to the obligations of the Parties set forth in Article V with respect to the Closing (other than such conditions as may, by their terms, only be satisfied on the date of the Closing).

Any transaction prior to the closing date would not be part of this arrangement and the Seller shall ensure the said transaction and its effect are squared off from the books of Lytus Technologies Inc.

2.3 Closing Deliverables by the Purchaser.

On the date of the Closing, the Purchaser shall remit the Purchase Price to the Seller (as set forth in Exhibit A), in accordance with wire instructions provided by the Seller to the Purchaser.

2.4 Closing Deliverables by the Seller.

(a) On the day before the Closing, the Seller shall have (i) delivered to the Transfer Agent an unsigned instrument of transfer with respect to the sale of the Purchased Shares to the Purchaser (the “Instrument of Transfer”) and any and all share certificates which have been issued representing the Purchased Shares to the Transfer Agent, and (ii) caused the Company to deliver to the Transfer Agent an unsigned instruction letter (the “Instruction Letter”) to update the Company’s Register of Members (the “Updated Register of Members”), which shall be held by the Transfer Agent in escrow.

(c) At the Closing, the Seller shall (i) deliver to the Transfer Agent a signed Instrument of Transfer duly executed by the Seller with respect to the sale of the Purchased Shares to the Purchaser, (ii) cause the Company to delivered to the Transfer Agent a Signed Instruction Letter, (iii) cause the Company to instruct the Transfer Agent to release a certified extract of the Updated Register of Members to the Purchaser, deliver a new share certificate to the Purchaser evidencing the Purchased Shares and deliver a new share certificate to the Seller evidencing the balance of the Ordinary Shares held by the Seller after the sale of the Purchased Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the Purchaser that each of the representations and warranties contained in this Section 3.1 is true, complete and not misleading as of the date of this Agreement, and each of such representations and warranties shall be true, complete and not misleading on and as of the date of the Closing, with the same effect as if made on and as of the date of the Closing (unless such representation or warranty by its term speaks of a specified date, in which case the accuracy of such representation or warranty will be determined with respect to such date).

(a) Authority. The Seller has all requisite capacity, power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and constitutes legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject to applicable Laws.

(b) Non-contravention. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby, do not and shall not (i) conflict with or violate any applicable Law or any Governmental Order to which the Seller is subject or (ii) conflict with, result in any breach of or creation of an Encumbrance under, constitute a default (with or without notice or lapse of time, or both) under, require any notice or consent under, or give to others any rights of termination, acceleration or cancellation of, any Contract to which the Seller is a party or by which it is bound or to which any of its assets or properties are subject, other than, in the case of (ii) above, any such conflicts, breaches, defaults, accelerations or rights that would not materially impair or delay the Seller’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby and thereby.

(c) Consents and Approvals. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not and shall not require any consent of, action by or in respect of, or filing, submission or registration with, or giving of any notice to, any Governmental Authority or any other Person (each, an “Authorization”) to be obtained or made by the Seller, except (i) for such Authorizations as have already been obtained or made by the Seller before the date hereof, (ii) for the filing of a Schedule 13D or an amended Schedule 13G by the Seller with the SEC, or (iii) as otherwise explicitly provided in this Agreement.

(d) Title. The Purchased Shares are fully paid and nonassessable, and to the knowledge of the Seller, are duly authorized and validly issued by the Company. The Seller is the sole record and beneficial owner of the Purchased Shares, free and clear of any and all Encumbrances whatsoever and with no restrictions on the rights and other incidents of record and beneficial ownership pertaining thereto (except for any restrictions on transfer under applicable Securities Laws). The Seller has good and marketable title to the Purchased Shares and the sole and absolute authority to transfer the Purchased Shares to the Purchaser pursuant to this Agreement. Immediately following the Closing, the Purchaser shall acquire good and valid title to its portion of the Purchased Shares that is being purchased hereunder, free and clear of any and all Encumbrances. There are no outstanding options, warrants, rights (pre-emptive or otherwise), calls, Contracts or other binding commitments to which the Seller is a party or by which the Seller is bound to sell any of the Purchased Shares. Except for the transactions contemplated hereunder, the Seller has not assigned, transferred, sold, distributed, pledged or otherwise disposed of or agreed to dispose of all or any portion, or any interest in, the Purchased Shares.

(f) Investment Experience. The Seller is able to fend for itself and has sufficient knowledge and experience in financial and business matters, including disposing of the Purchased Shares, and is capable of evaluating the merits and risks of the transactions contemplated hereunder. The sale and delivery of the Purchased Shares hereunder is for its own account, and the Seller has independently and without reliance upon the Purchaser or any representative of the Purchaser and based on such information as the Seller has deemed appropriate in its independent judgment, made its own analysis and decision to sell the Purchased Shares pursuant to this Agreement.

(g) Brokers. No Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

3.2 Representations and Warranties of the Purchaser.

The Purchaser represents and warrants to the Seller that each of the representations and warranties contained in this Section 3.2 is true, complete and not misleading as of the date of this Agreement, and each of such representations and warranties shall be true, complete and not misleading on and as of the date of the Closing, with the same effect as if made on and as of the date of the Closing (unless such representation or warranty by its term speaks of a specified date, in which case the accuracy of such representation or warranty will be determined with respect to such date).

(a) Organization, Good Standing and Qualification. The Purchaser is duly organized, validly existing and in good standing under the law of its jurisdiction of formation.

(b) Authority. The Purchaser has all requisite capacity, power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable Law.

(c) Non-contravention. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby, do not and shall not (i) conflict with or violate any provision of its constitutional documents, any applicable Law or any Governmental Order to which the Purchaser is subject or (ii) conflict with, result in any breach of or creation of an Encumbrance under, constitute a default (with or without notice or lapse of time, or both) under, require any notice or consent under, or give to others any rights of termination, acceleration or cancellation of, any Contract to which the Purchaser is a party or by which it is bound or to which any of its assets or properties are subject, other than, in the case of (ii) above, any such conflicts, breaches, defaults, accelerations or rights that would not materially impair or delay the Purchaser’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby and thereby.

(d) Consents and Approvals. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and shall not require any Authorizations to be obtained or made by the Purchaser, except (i) for such Authorizations as have already been obtained or made by the Purchaser before the date hereof, (ii) for the filing of a Schedule 13D by the Purchaser with the SEC, or (iii) as otherwise explicitly provided in this Agreement.

(e) Investment Experience. The Purchaser is able to fend for itself and has sufficient knowledge and experience in financial and business matters, including purchase of the Purchased Shares, and is capable of evaluating the merits and risks of the transactions contemplated hereunder. The purchase of the Purchased Shares hereunder is for its own account, and the Purchaser has independently and without reliance upon the Seller or any representative of the Seller and based on such information as the Purchaser has deemed appropriate in its independent judgment, made its own analysis and decision to purchase the Purchased Shares pursuant to this Agreement.

(f) Brokers. No Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

ARTICLE IV

COVENANTS AND AGREEMENTS

4.1 Compliance Matters.

(a) None of the Parties shall, at any time, issue or make any reports, statements or releases to the public with respect to this Agreement, any other Transaction Documents, or the transactions contemplated hereby or thereby, without the consent of the other Parties, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, in the event that any Party is requested or becomes legally compelled (including without limitation any reports or filings required to be made with the SEC) to disclose the existence of this Agreement or content of any of terms of the transaction, such Party (the “Disclosing Party”) shall provide the other Party with prompt written notice of that fact and shall consult with the other Party regarding such disclosure, and in any event, the Disclosing Party shall furnish only that portion of the information that is legally required.

(b) Solely as it relates to the sale of the Purchased Shares, the Seller shall be responsible for paying all taxes (if any) that are required to be paid by the Seller pursuant to applicable tax Laws.

(c) The Purchaser covenants and undertakes that each of the Share Purchase Agreements entered into by the Purchaser with the other shareholders of the Company shall be on the same terms and conditions as set out in this Agreement. In the event that any Share Purchase Agreement includes terms or conditions more favourable to another shareholder of the Company than the terms and conditions applicable to the Seller in this Agreement, then such terms and conditions shall be automatically incorporated by reference into this Agreement without any further action of the parties unless waived by the Seller in writing.

ARTICLE V

CONDITIONS TO CLOSING

5.1 Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement at the Closing date (January 1, 2023) are subject to the satisfaction on or prior to the Closing of the conditions set forth below, unless waived in writing by the Seller. Any transaction prior to the closing date (if any) would not be part of this arrangement and the Seller shall ensure the said transaction and its effect are squared off from the books of Lytus Technologies Inc. and/or shall indemnify the Purchaser from its impact or effect on financial, legal or business front.

(a) Representations and Warranties. All representations and warranties made by the Purchaser in Section 3.2 (i) that are not qualified as to “materiality” shall be true and correct in all material respects as of the Closing and (ii) that are qualified as to “materiality” shall be true and correct as of the Closing, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects or true and correct, as the case may be, as of such other date.

(b) Performance of Obligations. The Purchaser shall have performed or complied in all material respects with all obligations and covenants required to be performed by it under this Agreement prior to or at the Closing.

(c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of such transactions or would (i) substantially delay the consummation in any material aspect of such transactions, (ii) compel the Group to dispose of all or a material portion of the business or assets of the Group as a result of the consummation of such transactions, or (iii) render any Party unable to consummate such transactions.

(d) Consents. The Purchaser shall have obtained any and all Authorizations necessary or appropriate for consummation by the Purchaser of the purchase of the Purchased Shares on or prior to the date of the Closing, all of which shall be in full force and effect.

(e) No Suspension. No stop order or suspension of trading shall have been imposed by NASDAQ, the SEC or any other Governmental Authority with respect to public trading.

(f) Other Closing Deliveries. The Purchaser shall have delivered the other closing deliveries set forth in Section 2.3.

(g) Board Approval. The board of directors of the Company (including each of the independent directors of the Company) shall have been informed of the transactions contemplated under this Agreement and any other ancillary transactions in a duly constituted meeting of the board of directors and expressed no objection to these transactions.

5.2 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement at the Closing are subject to the satisfaction on or prior to the Closing of the conditions set forth below, unless waived in writing by the Purchaser or a deemed waiver by the Purchaser pursuant to Section 8.6.

(a) Representations and Warranties. All representations and warranties made by the Seller in Section

3.1 (i) that are not qualified as to “materiality” shall be true and correct in all material respects as of the Closing and (ii) that are qualified as to “materiality” shall be true and correct as of the Closing, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects or true and correct, as the case may be, as of such other date.

(b) Performance of Obligations. The Seller shall have performed or complied in all material respects with all obligations and covenants required to be performed by it under this Agreement prior to or as of the Closing.

(c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of such transactions or would (i) substantially delay the consummation in any material aspect of such transactions, (ii) compel the Group to dispose of all or a material portion of the business or assets of the Group as a result of the consummation of such transactions, or (iii) render any Party unable to consummate such transactions.

(d) Consents. The Seller shall have obtained any and all Authorizations necessary or appropriate for consummation by the Seller of the sale of the Purchased Shares on or prior to the date of the Closing, all of which shall be in full force and effect.

(e) Director Resignations and Appointment. The Seller shall have taken any and all commercially reasonable and necessary actions (to the extent within its control) to ensure (i) the effective resignation of all individual Sellers from the Company’s board of directors as of the Closing, and (ii) the appointment of individual identified by the Purchaser in writing prior to the Closing Date to the Company’s board of directors.

(f) No Suspension. No stop order or suspension of trading shall have been imposed by NASDAQ, the SEC or any other Governmental Authority with respect to public trading.

(g) Purchased Shares. The Transfer Agent shall hold in escrow the Updated Register of Members reflecting the sale of the Purchased Shares pursuant to Section 2.4(b) of the Agreement.

(h) Other Closing Deliveries. The Seller shall have delivered the other closing deliveries set forth in Section 2.4.

(i) Board Approval. The board of directors of the Company (including each of the independent directors of the Company) shall have been informed of the transactions contemplated under this Agreement and any other ancillary transactions in a duly constituted meeting of the board of directors and expressed no objection to these transactions.

ARTICLE VI

TERMINATION

6.1 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Seller and the Purchaser;

(b) by either the Seller or the Purchaser, upon written notice to the other Party, if any Governmental Authority shall have issued any Governmental Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Governmental Order shall have become final and non-appealable;

(c) by the Purchaser in the event of any material breach of any representation, warranty, covenant or agreement of the Seller contained herein and the failure of the Seller to cure such breach within seven (7) days after receipt of notice from the Purchaser requesting such breach to be cured; or

(d) by the Seller in the event of any material breach of any representation, warranty, covenant or agreement of the Purchaser contained herein and the failure of the Purchaser to cure such breach within seven (7) days after receipt of notice from the Seller requesting such breach to be cured.

6.2 Notice of Termination. Any Party desiring to terminate this Agreement pursuant to Section 6.1 shall give written notice of such termination to the other Party.

6.3 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become null and void and there shall be no Liability on the part of any Party except for this Section 6.3 and Article VII and Article VIII, each of which shall survive termination; provided, however, nothing herein shall relieve any Party from Liability for any breach of any of the representations, warranties, covenants or agreements set forth in this Agreement occurring prior to such termination.

ARTICLE VII

INDEMNIFICATION

7.1 Survival of Representations, Warranties, Covenants and Agreements.

(a) Notwithstanding any investigation or examination conducted with respect to, or any knowledge acquired (or capable of being acquired) about, the accuracy or inaccuracy of any representation or warranty made by or on behalf of the Parties, all representations and warranties contained in this Agreement or any certificate delivered in connection herewith shall be deemed to be material and to have been relied upon by the Parties.

(b) All such representations and warranties made by the Seller set forth in Section 3.1 and the Purchaser in Section 3.2 shall survive the Closing and shall remain in full force and effect until the expiration of the applicable statute of limitations, if any; provided, however, such expiration shall not affect the rights of any Indemnified Party under Article VII or otherwise to seek recovery of Losses arising out of any fraud, willful breach or intentional misrepresentation.

(c) If a claim for indemnification has been timely made pursuant to Section 7.3, such representation and warranty shall continue to survive and be fully effective and enforceable until a final and non- appealable order or judgment of a court of competent jurisdiction. The covenants and agreements of any Party contained in this Agreement shall survive the Closing until they are terminated, whether by performance thereof, their express terms or as a matter of applicable Law.

7.2 Indemnification. The Seller (an “Indemnifying Party”) agrees to defend and hold harmless the Purchaser, its managers, partners, directors, officers, members, employees, attorneys, accountants, agents and representatives, and its heirs, successors, and permitted assigns (each an “Indemnified Party”) from and against all liabilities, losses, and damages, together with all reasonable and documented out-of-pocket costs and expenses related thereto (including, without limitation, reasonable and documented out-of-pocket legal and accounting fees and expenses) (“Losses”) based upon or arising out of, or otherwise in connection with (a) any material inaccuracy or breach of any representation and warranty of such Indemnifying Party, or (b) any material breach of any covenant and agreement of such Indemnifying Party.

8. Exhibit A. Exhibit A annexed to this Agreement shall be deemed an integral part of this Agreement and shall be deemed controlling in the event of any conflict between the terms of Exhibit A and any of the terms contained elsewhere in the body of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Share Purchase Agreement to be executed as of the date first written above by their respective duly authorized representative.

SELLER:

[Dharmesh Pandya]

PURCHASER:

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

Exhibit A

a)	Purchase Price: $1.00

b)	Purchase Date: Effective from January 1, 2023. Time shall be of the essence.

c)	Seller and number of shares: Dharmesh Pandya, total of 1000 shares. Purchase Price of $1,000 only.